Exhibit 99.1

IT LOGISTICS, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2010 & 2009

TRUITT, TINGLE & PARAMORE, LLC

CERTIFIED PUBLIC ACCOUNTANTS

5346 Stadium Trace Parkway Suite 202

Birmingham, Alabama 35244

IT LOGISTICS, INC.

FINANCIAL STATEMENTS

WITH ADDITIONAL INFORMATION

December 31, 2010 & 2009

5346 Stadium Trace Parkway Suite 202 Birmingham, AL 35244 205.733.8265 (Phone) 205.733.1261 (Fax) www.ttpcpa.com

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

IT Logistics, Inc.

Athens, Alabama

We have audited the accompanying balance sheets of IT Logistics, Inc., as of December 31, 2010 and 2009, and the related statements of income, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the management of IT Logistics, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IT Logistics, Inc., as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Truitt, Tingle & Paramore, LLC

August 31, 2011

Members of: American Institute of Certified Public Accountants — Alabama Society of Certified Public Accountants

IT LOGISTICS, INC.

BALANCE SHEETS

DECEMBER 31, 2010 & 2009

ASSETS

	2010	2009
Current Assets

Cash	$257,816	$266,956
Contract receivables	1,571,064	2,905,047
Notes receivable	305,191	61,191
Inventory	569,463	323,228
Prepaid insurance	22,776	46,852
Costs and estimated earnings in excess of billings on uncompleted contracts	71,107	497,114

	2,797,417	4,100,388

Property and Equipment

Vehicles	36,633	36,633
Equipment	239,850	235,564
Furniture and equipment	27,517	27,517

	304,000	299,714
Less accumulated depreciation	(144,742)	(94,327)

	159,258	205,387

Other Assets

Deposits	1,000	1,000

	1,000	1,000

Total Assets	$2,957,675	$4,306,775

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

	2010	2009
Current Liabilities

Accounts payable	$479,878	$1,327,423
Payroll taxes payable	25,249	7,476
Accrued payroll	35,338	60,682
Accrued vacation	35,462	18,976
Line of credit	895,000	—
Current portion of notes payable	—	900,000
Current portion of capital lease payable	9,711	8,878
Billings in excess of costs and estimated earnings on uncompleted contracts	1,378,015	87,767
State composite income tax payable	183,844	237,306

	3,042,497	2,648,508
Long-Term Liabilities

Notes payable, due after one year	—	1,990,000
Capital lease payable, due after one year	3,435	13,146

	3,435	2,003,146

Total Liabilities	3,045,932	4,651,654

Stockholder’s Equity (Deficit)

Common stock - $1 par value, 10,000 shares authorized, 1,000 shares issued, 2 shares outstanding at December 31, 2009 and 490 shares outstanding at December 31, 2010	1,000	1,000
Retained earnings	3,023,997	7,382,885
Treasury stock, at cost, 998 shares at December 31, 2009 and 510 shares at December 31, 2010	(3,113,254)	(7,728,764)

	(88,257)	(344,879)

Total Liabilities and Stockholder’s Equity (Deficit)	$2,957,675	$4,306,775

See accompanying notes to the financial statements.

IT LOGISTICS, INC.

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2010 & 2009

	2010	2009

Contract revenue	$15,074,826	$20,013,380

Cost of contract revenue	8,979,556	11,957,783

Gross profit	6,095,270	8,055,597

Operating expenses	2,370,935	1,683,021

Income from operations	3,724,335	6,372,576

Other income (expenses)

Scrap metal income	135,377	6,415
Interest expense	(9,743)	(65,070)
Charitable contributions	(63,950)	(274,625)
Loss on sale of assets	(6,150)	(9,289)

	55,534	(342,569)

Income before income taxes	3,779,869	6,030,007

Income taxes

Current – state composite taxes	256,868	237,306

Net income	$3,523,001	$5,792,701

See accompanying notes to the financial statements.

IT LOGISTICS, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2010 & 2009

	Common Stock 1,000 issued		Retained Earnings	Treasury Stock	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance, December 31, 2008	1,000	$1,000	$2,911,697	$(3,113,254)	$(200,557)

Net income	—	—	5,792,701	—	5,792,701
Distributions	—	—	(1,321,513)	—	(1,321,513)
Reacquisition	—	—	—	(4,615,510)	(4,615,510)

Balance, December 31, 2009	1,000	1,000	7,382,885	(7,728,764)	(344,879)

Net income	—	—	3,523,001	—	3,523,001
Distributions	—	—	(3,266,379)	—	(3,266,379)
Shares reissued	—	—	(4,615,510)	4,615,510	—

Balance, December 31, 2010	1,000	$1,000	$3,023,997	$(3,113,254)	$(88,257)

See accompanying notes to the financial statements.

IT LOGISTICS, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 & 2009

	2010	2009
Cash Flows From Operating Activities

Net income	$3,523,001	$5,792,701
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	54,809	50,811
Loss on sale of fixed assets	6,150	9,289
(Increase) decrease in current assets:
Contracts receivables	1,333,983	(418,429)
Inventory	(246,235)	(323,228)
Prepaid insurance	24,076	(46,852)
Costs and estimated earnings in excess of billings on uncompleted contracts	426,007	(497,114)
Decrease in other assets:
Deposits	—	1,425
Increase (decrease) in current liabilities:
Accounts payable	(847,545)	682,988
Payroll taxes payable	17,773	2,191
Accrued payroll	(25,344)	51,139
Accrued vacation	16,486	18,976
Billings in excess of costs and estimated earnings on uncompleted contracts	1,290,248	87,767
State composite income taxes payable	(53,462)	167,563

Net Cash Provided By Operating Activities	5,519,947	5,579,227

Cash Flows From Investing Activities
Purchase of fixed assets	(14,830)	(90,066)
Proceeds from sale of fixed assets	—	1,000
Issuance of notes receivable	(244,000)	(61,191)

Net Cash Used By Investing Activities	(258,830)	(150,257)

Cash Flows From Financing Activities
Repayment of line of credit	—	(2,111,972)
Proceeds from line of credit	895,000	—
Payments on capital lease	(8,878)	(5,464)
Repayment of shareholder loan	—	(4,400)
Principal payments on notes payable	(2,890,000)	(1,750,000)
Dividends paid	(3,266,379)	(1,297,023)

Net Cash Used By Financing Activities	(5,270,257)	(5,168,859)

Net Increase (Decrease) In Cash	(9,140)	260,111

Cash At Beginning Of The Year	266,956	6,845

Cash At End Of The Year	$257,816	$266,956

See accompanying notes to the financial statements.

IT LOGISTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 & 2009

Note A – Summary of Significant Accounting Policies

Nature of Operations

IT Logistics, Inc. (the “Company”) provides survey, design, engineering, and installation services of inside and outside plant secure networking infrastructure and program management expertise to both government and commercial customers throughout the United States. The work is performed under lump sum and time and material contracts. The length of the Company’s contracts varies, but is typically between twelve to eighteen months.

Use of Estimates

Management uses estimates and assumptions in preparing the financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting period. In these financial statements, assets, liabilities, and earnings from contracts involve extensive reliance on management’s estimates. Actual results could differ from these estimates.

Revenue Recognition

Revenues from long-term construction contracts are recognized on the percentage-of-completion method for financial reporting purposes, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers total cost to be the best available measure of progress on these contracts.

Contract costs include all direct job costs and those indirect costs related to contract performance, such as indirect labor, supplies, insurance, equipment repairs, and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset “Costs and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized in excess of billings. The liability “Billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues recognized.

All other revenues including survey, design, project management, and sale of materials are recognized under the accrual method.

Cash and Cash Equivalents

Cash includes currency and checks on hand as well as demand deposits with a maturity of ninety days or less. At various times, these deposits may be in excess of the FDIC insurance limit.

Accounts Receivable

An allowance for doubtful accounts on accounts receivable has not been provided, as it is management’s opinion that losses, if any, would not be material to the financial statements.

Inventory

Inventory includes materials and supplies used in construction contracts and is stated at the lower of cost or market, determined by the first-in, first-out (FIFO) method.

IT LOGISTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 & 2009

Note A – Summary of Significant Accounting Policies – Continued

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight line method over the estimated useful lives of the assets.

Expenditures for maintenance and repairs are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of income. The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Long-lived assets, which are considered held and used, would be impaired if their carrying values exceeds the undiscounted future net cash flows related to the assets. The impairments would be measured by the extent the fair value of the assets does not exceed the carrying values. No impairments occurred in 2009 or 2010.

Estimated useful lives of depreciable assets are as follows:

Item	Estimated Useful Life
Vehicles	5 years
Equipment	7 years
Furniture & equipment	5-7 years

Depreciation expense for the years ended December 31, 2010 and 2009 was $54,809 and $50,811, respectively.

Advertising

The Company expenses the cost of advertising as the expense is incurred. For the years ended December 31, 2010 and 2009, the costs totaled $20,776 and $29,016, respectively.

Taxes on Income

Effective January 1, 2007, the Company elected, with the consent of its shareholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay Federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual Federal income taxes on the Company’s taxable income. The Company has elected to pay state income taxes in applicable states based on its taxable income and, accordingly, a liability for state income taxes and a provision for state income taxes are reflected on the financial statements.

The Company will distribute an additional $150,000 to the stockholder in 2011 for the payment of his 2010 income tax liabilities.

IT LOGISTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 & 2009

Note B – Contract Receivables

	2010	2009
Contract receivables consist of:

Completed contracts	$973,642	$2,069,814
Contracts in progress	597,422	835,233

	$1,571,064	$2,905,047

At December 31, 2010, contract receivables are summarized as follows:

	Outstanding Less than 90 days	Outstanding More than 90 days	Total Contracts Receivable
Completed contracts	$963,667	$9,975	$973,642
Contracts in progress	597,422	—	597,422

	$1,561,089	$9,975	$1,571,064

Note C – Major Customers

The Company had a major customer who generated approximately 98.4% and 99.2% of contract revenues earned for the years ended December 31, 2010 and 2009, respectively. Revenues earned and contract receivables for the years ended December 31, 2010 and 2009 are as follows:

	2010 Revenues	Percentage of Revenues	Contract Receivables at December 31, 2010
Telos Corporation	$14,843,859	98.4%	$1,487,724

	2009 Revenues	Percentage of Revenues	Contract Receivables at December 31, 2009
Telos Corporation	$19,852,138	99.2%	$2,839,636

Note D – Fair Value of Instruments

The carrying amounts of the Company’s financial instruments, including cash, cash equivalents, accounts receivable, and accounts payable approximate fair value due to their short-term nature. The carrying amounts of the Company’s indebtedness approximate fair value due to their terms.

Note E – Revolving Line-of-Credit

The Company has a $2,400,000 line-of-credit agreement with a bank expiring May 26, 2011. The line bears a variable interest rate at 1% above lender’s prime and is secured by accounts receivable, inventory, equipment, and the personal guarantee of the stockholder of the Company. The amount outstanding on the line at December 31, 2010 and 2009 was $895,000 and -0-, respectively. The line-of-credit was paid off and closed after the sale of the assets to Telos Corporation described in Note N.

IT LOGISTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 & 2009

Note F – Contracts in Progress

As explained in Note A, the Company recognizes income on long-term construction contracts on the percentage-of-completion method. Information concerning uncompleted contracts at December 31, 2010 and 2009, is as follows:

	2010	2009
Costs incurred on uncompleted contracts	$5,629,532	$2,552,276
Estimated earnings thereon	2,774,311	704,464

	8,403,843	3,256,740
Less: billings to date	9,710,751	2,847,393

Net underbillings (overbillings)	$(1,306,908)	$409,347

Included in the accompanying balance sheet under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts	$71,107	$497,114

Billings in excess of costs and estimated earnings on uncompleted contracts	$1,378,015	$87,767

Note G – Related Party

Included in notes receivable at December 31, 2010 and 2009 was $305,191 and $61,191, respectively, due from related parties.

Note H – Notes Payable

	2010	2009
Long-term debt consists of the following:

Note payable to Tim Wilbanks set to mature at December 31, 2013 The note is collateralized by stock of the Company.	$—	$2,890,000

Less current portion	—	900,000

Long term debt, less current portion	$—	$1,990,000

Note I – Capital Leases

	2010	2009
Capital lease obligations:

US Bank – Equipment lease
$875 per month, 9% interest, due April 2012.	$13,146	$22,024

Note J – Retirement Plan

The Company sponsors a 401K retirement plan covering employees, who have met certain years of service and age requirements. Eligible employees may defer their compensation based on voluntary salary reductions. The Company offers a matching contribution for participating employees. During the years ended December 31, 2010 and 2009, the cost of the plan totaled $78,828 and $68,077, respectively.

IT LOGISTICS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 & 2009

Note K – Arrangements For Leasing From Others

The Company leases buildings from unrelated third parties under operating leases. A building in Ocean Springs, Mississippi and a building in Athens, Alabama are under month-to-month leases.

Rental expense for the leases was $31,494 and $49,112 for the years ended December 31, 2010 and 2009, respectively.

Note L – Cash Flow Disclosures

Supplemental Disclosures of Cash Flow Information:

	2010	2009
Cash paid during the year for:

State composite income taxes	$237,306	$69,744

Interest	$9,743	$65,070

Note M – Treasury Stock Transactions

During the year ended December 31, 2009, the sole stockholder of the Company sold one share of Company stock to each of two individuals and 488 shares of the stock was reacquired by the Company. In payment for the stock, the first stockholder received a promissory note for $6,000,000 and a bonus payment of $4,018,000. During the year ended December 31, 2010, all the parties involved in the stock purchase agreement decided to terminate the agreement. The original stockholder reacquired the two shares from the current stockholders and the 488 shares that were in treasury stock. As a result, the cost of the 488 treasury shares is shown as a reduction to retained earnings during 2010.

Note N – Subsequent Events

Subsequent events have been evaluated through August 31, 2011, which is the date the financial statements were available to be issued.

On July 1, 2011 the Company and its sole stockholder entered into and closed on an asset purchase agreement with Telos Corporation, its major customer, whereby the Company agreed to sell certain assets relating to the operation of the Company’s business. Under the terms of the agreement, Telos is assuming certain liabilities of the Company, principally liabilities that accrue on or after the sale date, under certain contracts assumed by Telos.

The sale price for the assets (in addition to the assumed liabilities described above) consisted of (1) $8 million payable on July 1, 2011, (2) $7 million payable in 10 monthly payments of $700,000, together with interest on the unpaid balance of such amount at the rate of 0.50% per annum, beginning on August 1, 2011 and on the first day of each subsequent month thereafter, and (3) a subordinated promissory note with a principal amount of $15 million. The subordinated note accrues interest at a rate of 6.0% per annum beginning November 1, 2012, and is payable on July 1, 2041.